UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CYBEROPTICS CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

On October 21, 2022, CyberOptics Corporation filed a Current Report on Form 8-K, which contained the following information.

Item 8.01.	Other Events.

On August 7, 2022, CyberOptics Corporation, a Minnesota corporation ("CyberOptics", or the "Company"), Nordson Corporation, an Ohio corporation ("Nordson"), and Meta Merger Company, a Minnesota corporation and a wholly owned subsidiary of Nordson ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into CyberOptics, whereupon the separate existence of Merger Sub will cease, and CyberOptics will be the surviving company as a wholly owned subsidiary of Nordson (the "Merger").

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the "Company Common Stock"), subject to certain exceptions set forth in the Merger Agreement, will be canceled and extinguished and will be converted into the right to receive $54.00 in cash, without interest (the "Merger Consideration").

Following the filing of CyberOptics' preliminary proxy statement associated with the Merger with the SEC on September 12, 2022, Shiva Stein filed a complaint captioned Stein v. CyberOptics Corporation, et al., Case No. 1:22-cv-7823, in the United States District Court for the Southern District of New York (the "Stein Complaint"). The Stein Complaint generally alleges that CyberOptics' preliminary proxy statement omits material information with respect to the Merger and that, as a result, CyberOptics and each member of the CyberOptics' Board of Directors (the "CyberOptics Board") violated Section 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and that each CyberOptics Board member violated Section 20(a) of the Exchange Act. The Stein Complaint also alleges that all defendants also violated 17 C.F.R. § 244.100. The Complaint seeks (i) injunctive relief; (ii) rescission in the event the Merger is consummated or alternatively rescissory damages; (iii) granting an accounting for all damages suffered, (iv) plaintiff's attorneys' and experts' fees and costs; and (v) other such relief that the court deems just and proper. On October 13, 2022, Christopher Taylor filed a complaint captioned Taylor v. CyberOptics Corporation et al., Case No. 1:22-cv-08727, in the United States District Court for the Southern District of New York (the "Taylor Complaint"). The Taylor Complaint makes similar allegations and seeks similar relief as the Stein Complaint. In addition, counsel for seven shareholders delivered demand letters to the CyberOptics, which threatened the filing of similar lawsuits.

On September 26, 2022, CyberOptics filed the definitive merger proxy statement (the "Proxy Statement").

CyberOptics and the individual defendants believe that CyberOptics has previously disclosed all information required to be disclosed to ensure that its shareholders can make an informed vote at the Special Meeting (as defined below) and that the additional disclosures requested by the plaintiffs are not required by the federal securities laws or Minnesota law, and are otherwise immaterial. Accordingly, CyberOptics and the individual defendants believe the claims asserted in the Merger Complaints are without merit. However, in order to reduce the costs, risks and uncertainties inherent in litigation, CyberOptics has determined voluntarily to supplement the Proxy Statement as described in this Current Report on Form 8-K (the "Report"). Nothing in this Report shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, CyberOptics and the CyberOptics board of directors specifically deny all allegations in the Merger Complaints that any additional disclosure was or is required.

The CyberOptics' Board recommends that you vote: (1) "FOR" the adoption of the merger agreement; (2) "FOR" the compensation that will or may become payable by CyberOptics to its named executive officers in connection with the merger; and (3) "FOR" the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate as determined in good faith by CyberOptics' Board of Directors, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

These supplemental disclosures will not affect the merger consideration or the timing of CyberOptics' Special Meeting of Shareholders scheduled for November 2, 2022, at 10:00 a.m. Central time (the "Special Meeting"), which will be held at CyberOptics headquarters located at 5900 Golden Hills Drive, Minneapolis, MN 55416.

If you have any questions or need assistance voting your shares, please contact CyberOptics' proxy solicitor:

Okapi Partners
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Shareholders call toll-free: (877) 274-8654
Banks and brokers call collect: (212) 297-0720

Supplemental Disclosures to Proxy Statement

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. Where appropriate, bolded text shows text being added to a referenced disclosure in the Proxy Statement and strikethrough text shows text being removed from the Proxy Statement. The information contained herein speaks only as of October 21, 2022 unless the information indicates another date applies.

1.	The disclosure under the heading "The Merger—Unaudited Prospective Financial Information—Financial Information" on page 37, is deleted in its entirety and replaced with the following:

Financial Forecasts

The following table sets forth figures contained in the Financial Forecast, as shared with the CyberOptics Board and as approved by CyberOptics management to be shared with potential bidders:

	Year ending December 31,
$ in millions except per share amounts	2022	2023	2024
Revenue	$106.9	$123.0	$142.0
Cost of goods	57.1	65.7	75.8
Gross margin	49.9	57.3	66.2
Research and development	12.3	12.9	13.8
Sales and marketing	12.2	13.6	15.2
General and administrative	7.5	7.7	8.2
Total Direct Operating Expenses	32.0	34.2	37.2
Operating income	17.8	23.1	29.0
Interest and other	0.3	0.5	0.8
Pre-tax income	18.2	23.6	29.8
Taxes	2.2	3.3	4.8
Net income	$16.0	$20.3	$25.0
EPS	$2.10	$2.67	$3.29

2.	The disclosure under the heading "The Merger—Unaudited Prospective Financial Information—Additional Financial Information" on page 37 is hereby amended to add the following new paragraph below the table:

The following table sets forth prospective unlevered free cash flows for the periods indicated:

	Stub Period Ending December 31,	Year ending December 31,		Terminal
$ in millions	2022(2)	2023	2024	Year
Unlevered free cash flows (1)	$6.7	$15.0	$19.4	$22.6

(1)	"Unlevered" free cash flows are a non-GAAP measure calculated as adjusted operating income plus depreciation and amortization, and less capital expenditures, changes in net working capital and taxes.

(2)	Represents the period from August 5, 2022 to December 31, 2022.

3.	The first paragraph under the heading "The Merger—Unaudited Prospective Financial Information—Additional Financial Information" that begins under the table on page 37 is amended as follows:

Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted earnings per share and unlevered free cash flows are non-GAAP financial measures within the meaning of the applicable rules and regulations of the SEC, which are financial measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non- GAAP financial measures used by other companies. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the Additional Financial Information) in connection with a proposed transaction like the merger when the disclosure is included in a document like this proxy statement. In addition, reconciliations of non- GAAP financial measures to GAAP financial measures were not relied upon by Barclays for purposes of its opinion or by the CyberOptics Board in connection with its consideration of the merger. Accordingly, CyberOptics has not provided a reconciliation of the EBITDA to the relevant GAAP financial measures.

4. The disclosure under the heading “The Merger—Opinion of Barclays Capital, Inc.—Summary of Material Financial Analyses—Selected Comparable Company Analysis” is hereby amended by deleting the first two tables on page 46 of the Proxy Statement and replacing them with the following two tables:

EV as a Multiple of EBITDA

	2022E	2023E
Small Cap.
Nova Ltd.	15.8x	15.9x
Onto Innovation Inc.	13.2x	11.8x
Camtek Ltd.	11.7x	11.5x
Mycronic AB	12.6x	12.2x
FormFactor, Inc.	15.0x	12.2x
Small Cap. Median	13.2x	12.2x
Large Cap.
KLA Corporation	13.8x	13.9x
Lam Research Corporation	12.3x	12.2x
Applied Materials, Inc.	11.8x	11.3x
Teradyne, Inc.	16.5x	14.5x
Large Cap Median	13.1x	13.0x
Overall Median	13.2x	12.2x
Range	11.7x - 16.5x	11.3x - 15.9x

P/E

	2022E	2023E
Small Cap.
Nova Ltd.	22.1x	21.8x
Onto Innovation Inc.	17.3x	16.0x
Camtek Ltd.	16.8x	16.7x
Mycronic AB	20.1x	19.3x
FormFactor, Inc.	23.7x	19.5x
Small Cap Median	20.1x	19.3x
Large Cap.
KLA Corporation	17.3x	16.5x
Lam Research Corporation	14.7x	14.1x
Applied Materials, Inc.	14.4x	13.2x
Teradyne, Inc.	25.5x	20.2x
Large Cap Median	16.0x	15.3x
Overall Median	17.3x	16.7x
Range	14.4x - 25.5x	13.2x - 21.8x

5. The disclosure under the heading “The Merger—Opinion of Barclays Capital, Inc.—Summary of Material Financial Analyses—Selected Precedent Transaction Analysis” is hereby amended by deleting the first table on page 47 of the Proxy Statement and replacing it with the following table:

Date			Enterprise	EV/Revenue	EV/EBITDA
Announced	Acquiror	Target	Value ($mm)	FTM	LTM	FTM
12/15/2021	Entegris, Inc.	CMC Materials, Inc.	$6,475	5.16x	18.1x	17.6x
11/5/2021	EnPro Industries, Inc.	NxEdge, Inc.	850	N/A	12.1x	N/A
7/1/2021	MKS Instruments, Inc.	Atotech Ltd.	6,500	4.74x	19.3x	14.0x
5/10/2021	MKS Instruments, Inc.	Photon Control, Inc.	283	4.50x	16.5x	15.2x
3/25/2021	II-VI, Inc.	Coherent, Inc.	6,961	4.77x	44.9x	25.9x
12/16/2020	Ultra Clean Holdings, Inc.	Ham-Let (Israel-Canada) Ltd.	348	N/A	14.5x	N/A
6/24/2019	Nanometrics, Inc.	Rudolph Technologies, Inc.	698	2.59x	12.9x	13.7x
10/30/2018	MKS Instruments, Inc.	Electro Scientific Industries, Inc.	911	2.87x	6.6x	10.6x
3/19/2018	KLA-Tencor Corp.	Orbotech Ltd.	3,184	3.13x	16.7x	14.0x
4/26/2017	Kohlberg Kravis Roberts & Co. LP	Hitachi Kokusai Electric, Inc.	2,427	1.42x	15.2x	10.3x
2/2/2017	Veeco Instruments, Inc.	Ultratech, Inc.	541	2.53x	18.6x	16.5x
6/15/2016	ASML Holding NV	Hermes Microvision, Inc.	2,847	9.33x	39.5x	22.2x
3/16/2016	Coherent, Inc.	Rofin-Sinar Technologies, Inc.	802	1.56x	10.3x	10.4x
2/23/2016	MKS Instruments, Inc.	Newport Corp.	995	1.59x	10.4x	9.0x
2/4/2016	FormFactor, Inc.	Cascade Microtech, Inc.	323	2.17x	12.2x	11.5x
4/11/2014	AMETEK, Inc.	Zygo Corp.	293	N/A	12.3x	N/A
10/17/2012	ASML Holding NV	Cymer, Inc.	2,480	3.37x	22.4x	17.6x

6. The second and third paragraphs under the heading “The Merger—Opinion of Barclays Capital, Inc.— Summary of Material Financial Analyses—Discounted Cash Flow Analysis” on page 48 of the Proxy Statement are amended as follows:

To calculate the estimated enterprise value of CyberOptics using the discounted cash flow method, Barclays added (i) CyberOptics’ projected after-tax unlevered free cash flows for the remainder of fiscal year 2022 as of August 5, 2022 and fiscal years 2023 through 2024 based on the Additional Financial Information to (ii) the “terminal value” of CyberOptics as of the end of fiscal year 2024, and discounted such amount to its present value using a mid-year convention and range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected Adjusted operating income and adding depreciation and amortization (excluding amortization of purchased intangibles), subtracting capital expenditures and adjusting for changes in working capital, in each case based on the Additional Financial Information. The residual value of CyberOptics at the end of the forecast period, or “terminal value,” was estimated in two ways, first by selecting a range of perpetuity growth rates of 3.0% to 5.0%, which were derived by Barclays utilizing its professional judgment and experience, taking into account the Additional Financial Information and market expectations as well as trends in the economy generally and in the industries and sectors in which CyberOptics operates (the “Perpetuity Growth Method”), and second, by selecting a range of terminal value multiples based on LTM Adjusted EBITDA exit multiples for the year ending December 31, 2024 of 12.0x to 15.0x, which was derived by Barclays’ utilizing its professional judgement and experience and applying such range to the Additional Financial Information as well as trends in the economy generally and in the industries and sectors in which CyberOptics operates (the “Exit Multiple Method”). The range of after-tax discount rates of 11.0% to 13.0% was selected based on an analysis of the weighted average cost of capital of CyberOptics and the comparable companies used in the section of this Proxy Statement titled “The Merger—Opinion of Barclays Capital, Inc.—Summary of Material Financial Analyses—Selected Comparable Company Analysis.”

Barclays then calculated a range of implied prices per share of CyberOptics for the Perpetuity Growth Method by subtracting estimated net debt as of August 5, 2022 ($36.1 million) from the estimated enterprise value using the Perpetuity Growth Method described above and dividing such amount by the fully diluted number of shares of CyberOptics common stock based on information provided by management of CyberOptics (7,421,521 shares of CyberOptics common stock (including 8,000 shares of CyberOptics restricted stock), 53,401 CyberOptics RSU awards and 336,900 options with a weighted average strike price of $18.15, calculated using treasury stock method at each price). Barclays also then calculated a range of implied prices per share of CyberOptics for the Exit Multiple Method by subtracting estimated net debt as of August 5, 2022 from the estimated enterprise value using the Exit Multiple Method described above and dividing such amount by the fully diluted number of shares of CyberOptics common stock based on information provided by management of CyberOptics. The following summarizes the result of these calculations:

7. The first paragraph under the heading “The Merger—Opinion of Barclays Capital, Inc.—Other Factors—Analyst Price Target Analysis” on page 49 of the Proxy Statement is amended as follows:

Barclays reviewed the twelve-month price target for shares of CyberOptics common stock published by Craig-Hallum, the research analyst covering CyberOptics. The publicly available per share price target published by such research analyst does not necessarily reflect current market trading prices for CyberOptics common stock and the estimate is subject to uncertainties, including future financial performance of CyberOptics and future market conditions. Barclays noted that the twelve-month price target for shares of CyberOptics common stock published was $58.00. The research analyst price target was used for informational purposes only and was not included in Barclays’ financial analysis.

Cautionary Note Regarding Forward-Looking Statements

Statements in this filing contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the ability to obtain shareholder and regulatory approvals for the transaction with Nordson Corporation, or the possibility that such approvals may delay the transaction or that such regulatory approval may result in the imposition of conditions that cause the parties to abandon the transaction; (ii) the risk that a condition to closing of the merger may not be satisfied; (iii) potential litigation relating to the proposed transaction that could be instituted against us or our directors; (iv) possible disruptions from the proposed transaction that could harm our business; (v) our ability to retain, attract and hire key personnel; (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers resulting from the announcement or completion of the merger; (vii) potential business uncertainty, including changes to existing business relationships during the pendency of the merger that could affect our financial performance; and (viii) certain restrictions during the pendency of the merger that may impact our ability to pursue certain business opportunities or strategic transactions. Although we have made these statements based on our experience and expectations regarding future events, there may be events or factors that we have not anticipated and other risks and uncertainties detailed in the periodic reports that the Company files with the SEC, including the Company's Annual Report on Form 10-K filed with the SEC on March 11, 2022, Quarterly Report on Form 10-Q filed with the SEC on May 6, 2022 and Quarterly Report on Form 10-Q filed with the SEC on August 11, 2022, each of which may be obtained on the investor relations section of the Company's website (https://www.cyberoptics.com/investors/). All forward-looking statements in this communication are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Important Information for Investors and Shareholders

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CyberOptics by Nordson. In connection with the proposed transaction, CyberOptics filed with the SEC a definitive proxy statement on September 26, 2022. Promptly after filing its definitive proxy statement with the SEC, CyberOptics mailed the definitive proxy statement and a proxy card to each shareholder of CyberOptics entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the proxy statement or any other document that CyberOptics has filed or may file with the SEC or send to its shareholders in connection with the proposed transaction. CYBEROPTICS SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CYBEROPTICS' PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain the documents free of charge on the SEC's website at www.sec.gov. You may also obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address: CyberOptics Corporation, 5900 Golden Hills Drive, Minneapolis, MN 55416, Attention: Investor Relations

Participants in the Solicitation

CyberOptics and its directors and officers may be deemed participants in the solicitation of proxies of CyberOptics's shareholders in connection with the proposed transaction. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberOptics's executive officers and directors in the solicitation by reading CyberOptics's proxy statement dated September 26, 2022 and other relevant materials filed with the SEC in connection with the proposed transaction. Information concerning the interests of CyberOptics's participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, is forth in the proxy statement relating to the proposed transaction. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.